Exhibit 99.1

PRESS RELEASE

FOR IMMEDIATE RELEASE

June 4, 2014

Contact: Keith Schroeder

Chief Financial Officer

(918) 824-4605

ORCHIDS PAPER PRODUCTS COMPANY CLOSES ON AGREEMENTS WITH FABRICA DE PAPEL SAN FRANCISCO, S.A. DE C.V.; ENTERS INTO CREDIT AGREEMENT WITH U.S. BANK

PRYOR, OKLAHOMA (June 4, 2014) — Orchids Paper Products Company (“Orchids”) (NYSE MKT: TIS) today announced the closing of the transactions comprising a strategic alliance with Fabrica de Papel San Francisco, S.A. de C.V. (“Fabrica”), as previously discussed in Orchids’ press release dated May 5, 2014.  This alliance is expected to allow Orchids to effectively and efficiently service customers in the western United States.

Orchids paid an aggregate of $36.7 million under the agreements, consisting of shares of Orchids common stock having a value of $20 million and cash of $16.7 million, which Orchids will fund with a new term loan from U.S. Bank National Association (“U.S. Bank”) as discussed below.

“We are excited to begin our partnership with Fabrica,” stated Jeffrey Schoen, President and Chief Executive Officer of Orchids.  “This alliance is expected to allow us to cost effectively provide high-quality products and superior customer service to a portion of the market that was previously difficult to access.  It supports our vision of being recognized as a national supplier of high quality consumer tissue products in the value, premium and ultra-premium tier product categories, and we are confident it will lead to long-term value for our stockholders.”

Additionally, Orchids announced its entrance into a credit agreement with U.S. Bank.  The $75 million agreement includes a $45 million revolving credit line due June 2019 and a $30 million term loan due June 2020.  The agreement has the effect of (i) extending and increasing Orchids’ revolving working capital line of credit from $15 million to $25 million, (ii) increasing Orchids’ revolving line of credit to include $20 million for the purchase and construction of assets in Oklahoma, and (iii) refinancing and extending Orchids’ $10.8 million real estate loan and $7.2 million machinery and equipment loan into a single $30 million term loan, which also provides funding for the $16.7 million to be paid in accordance with the agreements with Fabrica.  Borrowings under the agreement will bear interest at variable rates with margins ranging from 1% to 2% above LIBOR.

Please refer to the Orchids Form 8-K filing dated May 5, 2014 for details regarding various agreements of the alliance and the Orchids Form 8-K to be filed with the Securities and Exchange Commission for details regarding the new term loan.

Polsinelli PC represented Orchids and William Blair & Company acted as financial advisors to Orchids on the transactions with Fabrica.

Forward-Looking Statements

This release contains forward-looking statements that involve certain contingencies and uncertainties.  Orchids intends these forward-looking statements to be covered by the safe harbor provision for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.  These statements relate to future events or future financial performance, and involve known and unknown risks, uncertainties and other factors that may cause its actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements.  In some cases, forward-looking statements can be identified by terminology such as “will”, “may,” “should,” “could,” “expects,” “plans,” “intends,” “anticipates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of such terms or other comparable terminology.  Although Orchids believes that the expectations reflected in the forward-looking statements are reasonable, it cannot guarantee future results, levels of activity, performance or achievements.  These statements are only predictions.

Factors that could materially affect Orchids’ actual results, levels of activity, performance or achievements include, without limitation, Orchids’ ability to obtain financing the parties’ ability to consummate the Asset Purchase Agreement and related transactions, and those detailed under the caption “Risk Factors” in Orchids’Annual Report on Form 10-K for the year ended December 31, 2013, as filed with the Securities and Exchange Commission on March 6, 2014.

Orchids’ actual results may be materially different from what it expects.  Orchids does not undertake any duty to update these forward-looking statements after the date hereof, even though Orchids’ situation may change in the future.  All of the forward-looking statements herein are qualified by these cautionary statements.

About Orchids Paper Products Company

Orchids Paper Products Company is an integrated manufacturer of tissue paper products serving the at home private label consumer market.  From its operations in northeast Oklahoma, Orchids produces a full line of tissue products, including paper towels, bathroom tissue and paper napkins, to serve the value through premium quality market segments.  Orchids provides these products to retail chains throughout the United States.  For more information on Orchids and its products, visit Orchids’ website at http://www.orchidspaper.com.

About Fabrica de Papel San Francisco, S.A. de C.V.

Fabrica de Papel San Francisco, S.A. de C.V. is a privately owned company, starting as a tissue converter in 1958. It has grown to 150,000 metric tons of capacity, one of the largest tissue manufacturers by capacity in Mexico. Fabrica started up the first NTT paper machine in the world in 2013.